United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.         )

Filed by the Registrant     ☒                                                     Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GALECTIN THERAPEUTICS INC.

(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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November 10, 2016

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Galectin Therapeutics Inc. The meeting will be held on Thursday, December 15 at 1:00 p.m., local time, at the offices of Dentons LLP, located at 303 Peachtree Street NE, Suite 5300, Atlanta, GA 30308, for the following purposes:

1.	To elect the eight nominees named in this proxy statement for director to hold office for a one-year term, expiring at the 2017 annual meeting of our stockholders.

2.	To vote on a non-binding advisory resolution to approve the compensation paid to Galectin’s named executive officers, as disclosed in this proxy statement.

3.	To ratify the selection by the Audit Committee of the Board of Directors of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this Notice.

In addition, the proxy statement contains other important information about Galectin Therapeutics, including information about the role and responsibilities of our Board of Directors and its committees, information about executive compensation, and information about the beneficial ownership of Galectin Therapeutics securities.

Your vote is very important. Whether or not you plan to attend the annual meeting in person, please complete and return the enclosed proxy card.

Sincerely yours,

Peter G. Traber, M.D.
President, Chief Executive Officer and Chief Medical Officer

GALECTIN THERAPEUTICS INC.

4960 Peachtree Industrial Blvd., Suite 240

Norcross, Georgia 30071

NOTICE OF THE 2016 ANNUAL MEETING OF STOCKHOLDERS

Time:	1:00 p.m. on Thursday, December 15, 2016

Place:	Dentons LLP 303 Peachtree Street NE, Suite 5300, Atlanta, GA 30308

Items of Business:	(1) To elect the eight (8) nominees named in this proxy statement to serve for one-year terms, expiring at our 2017 annual meeting of stockholders.

(2) To vote on a non-binding advisory resolution to approve the compensation paid to Galectin’s named executive officers, as disclosed in this proxy statement.

(3) To ratify the selection by the Audit Committee of the Board of Directors of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

(4) To transact such other business as may properly come before the meeting.

Who Can Vote:	You can vote if you were a stockholder of record of our common stock, our Series A 12% Convertible Preferred Stock, our Series B-1 Convertible Preferred Stock, our Series B-2 Convertible Preferred Stock or our Series B-3 Convertible Preferred Stock, as of the close of business on October 17, 2016.

Annual Report:	A copy of our 2015 Annual Report on Form 10-K, as amended, is included with this proxy statement.

Web site:	You may also read our Annual Report and this Notice and proxy statement at www.proxyvote.com and on our website at www.galectintherapeutics.com.

Date of Mailing:	This Notice, the proxy statement and the form of proxy are first being mailed to stockholders on or about November 10, 2016.

By Order of the Board of Directors

Harold Shlevin, Ph.D.
Chief Operating Officer and Corporate Secretary

GALECTIN THERAPEUTICS INC.

4960 Peachtree Industrial Blvd., Suite 240

Norcross, Georgia 30071

PROXY STATEMENT

FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on December 15, 2016

This proxy statement contains information about our 2016 annual meeting of stockholders. The meeting will be held on Thursday, December 15, 2016, beginning at 1:00 p.m. local time, at the offices of Dentons LLP, located at 303 Peachtree Street NE, Suite 5300, Atlanta, GA 30308.

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions on your proxy, it will be voted in accordance with the recommendations of our Board of Directors.

These proxy materials, together with our annual report to stockholders for our 2015 fiscal year, are first being mailed to stockholders on or about November 10, 2016 and are also available online at www.proxyvote.com and at www.galectintherapeutics.com. The Notice of Internet Availability of Proxy Materials is first being mailed to certain stockholders on or about November 1, 2016. For ease of voting, stockholders are encouraged to vote using the Internet. We encourage you to access and review all of the important information in the proxy materials before voting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will consider and vote on the following matters:

1.	To elect the eight nominees named in this proxy statement for director to hold office for a one-year term, expiring at the 2017 annual meeting of our stockholders.

2.	To vote on a non-binding advisory resolution to approve the compensation paid to Galectin’s named executive officers, as disclosed in this proxy statement.

3.	To ratify the selection by the Audit Committee of our Board of Directors of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

4.	To conduct any other business properly brought before the meeting.

Who can vote?

You may vote if you were a stockholder of Galectin Therapeutics as of the close of business on the record date, October 17, 2016. Shares outstanding on the record date are the following:

•	29,396,617 shares of common stock,

•	1,377,500 shares of Series A 12% Convertible Preferred Stock (“Series A preferred stock”),

•	900,000 shares of Series B-1 Convertible Preferred Stock (“Series B-1 preferred stock”), and

•	2,100,000 shares of Series B-2 Convertible Preferred Stock (“Series B-2 preferred stock”)

•	1,500,000 shares of Series B-3 Convertible Preferred Stock (“Series B-2 preferred stock”), and together with the Series B-1 and B-2 preferred stock, the “Series B preferred stock”).

The shares of Series A preferred stock and Series B preferred stock vote on an as-converted basis with the shares of common stock. The shares of our Series C Super Dividend Convertible Preferred Stock do not have voting rights prior to conversion to common stock. The shares of the Series A preferred stock, Series B preferred stock and the Series C Super Dividend Convertible Preferred Stock are hereafter referred to as the “Preferred Stock”.

How many votes do I have?

Each share of our common stock that you own on the record date entitles you to one vote on each matter subject to a vote. Each share of Series A preferred stock that you own on the record date entitles you to one-sixth vote (i.e. six shares of Series A preferred stock equals one vote) on each matter that is submitted to a vote of holders of our common stock. Each share of our Series B-1 and B-2 preferred stock entitles the holder to two-thirds of a vote (i.e. three shares of Series B-1 and B-2 preferred stock equals two votes) on each matter that is submitted to a vote of holders of our common stock. Each share of our Series B-3 preferred stock entitles the holder to 59.49% of a vote (i.e. 892,349 votes total for 1,500,000 shares of Series B-3 preferred stock) on each matter that is submitted to a vote of holders of our common stock

Directors and executive officers of Galectin Therapeutics own or control the voting of 8,073,144 shares of common stock or the common equivalent of voting preferred stock, representing approximately 25% of the total outstanding voting shares at the record date. We expect all of these shares will be voted FOR all of the proposals as described in this proxy statement.

What is the difference between the Galectin Therapeutics securities that are traded under the NASDAQ trading symbols “GALT”, “GALTU”, and “GALTW” and how is each voted?

Our common stock is listed and trades on the NASDAQ Capital Markets under the symbol “GALT”. The units of securities that we sold in our public offering that was closed on March 28, 2012, are listed and trade on the NASDAQ Capital Markets under the symbol “GALTU”. Each Unit consists of two shares of our common stock and one warrant to purchase one share of our common stock. A holder of a Unit has one vote for each of the two shares in the Unit. The warrants that we sold in the public offering are listed and now trade on the NASDAQ Capital Markets under the symbol “GALTW”. The warrants do not have voting rights.

How do I vote?

If you are the record holder of your shares, meaning that you own your shares in your own name and not through a bank or brokerage firm, you may vote as follows:

1.	You may vote by mail. You may vote by completing and signing the proxy card enclosed with this proxy statement (or by requesting a paper copy of the materials if you only received an electronic version) and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it from the United States. The shares you own will be voted according to your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors.

2.	You may vote by Internet. You may vote over the Internet as instructed on the proxy card enclosed with this proxy statement and accessing www.proxyvote.com. The shares you own will be voted according to your instructions on the proxy card submitted electronically. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors.

3.	You may vote in person. If you attend the meeting, you may vote by delivering your completed proxy card in person or by completing a ballot. Ballots will be available at the meeting.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors recommends that you vote:

FOR the election of each of the eight nominees to serve as directors on the Board of Directors, each for a term of one year, expiring at our 2017 annual meeting of stockholders.

FOR approving, on a nonbinding advisory basis, the compensation of the named executive officers.

FOR the ratification of the selection of Cherry Bekaert LLP, as our independent registered public accounting firm for the 2016 fiscal year.

Is my vote important?

Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions in this proxy statement. Choose the way to vote that is the easiest and most convenient for you and cast your vote as soon as possible.

What if I return a proxy card but do not make specific choices?

Any Proxy Card returned without directions given will be voted (1) “FOR” the election of directors presented in this Proxy Statement to the Board of Directors, (2) “FOR” approving, on a nonbinding advisory basis, the compensation of the named executive offices, (3) “FOR” the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm to audit the financial statements for our 2016 fiscal year, and (4) as to any other business that may come before the annual meeting, in accordance with the judgment of the person or persons named in the proxy.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The proposal to ratify the selection of Cherry Bekaert LLP as our independent auditor for fiscal year 2016 is considered a routine matter for which brokerage firms may vote shares for which they have not received voting instructions. The other proposals to be voted on at our annual meeting are not considered “routine” under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.”

Can I change my vote after I have mailed my Proxy Card or after I have voted my shares?

Yes. You can change your vote and revoke your proxy at any time before the polls close at the meeting by doing any one of the following things:

•	signing another proxy with a later date;

•	giving our Corporate Secretary, Dr. Harold Shlevin, Ph.D., written notice to that effect. He may be contacted at 4960 Peachtree Industrial Blvd., Suite 240, Norcross, GA 30071; telephone: 678-620-3186; e-mail: shlevin@galectintherapeutics.com;

voting again prior to the time at which the Internet voting facilities close by following the procedures applicable to that method of voting, as directed on the enclosed proxy card; or

•	voting in person at the meeting.

How can I access the proxy materials over the internet?

You may view and also download our proxy materials, including the 2015 Annual Report, our Form 10-K for the year ended December 31, 2015, and the Notice by accessing www.proxyvote.com and on our website at www.galectintherapeutics.com

Who pays for the solicitation of Proxies?

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors. We pay all costs to solicit these proxies. Our officers, directors and employees may solicit proxies but will not be additionally compensated for such activities. We are also working with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such institutions and persons. We will reimburse their reasonable expenses.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least one-third of the outstanding shares entitled to vote are represented by stockholders present at the meeting or by proxy. On the record date, there were 32,518,562 shares of common stock outstanding or deemed outstanding based on voting rights of Series A preferred stock or Series B preferred stock on an as-converted basis. Thus, 10,731,126 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required for each item to pass?

Election of Directors. Under our bylaws, directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. There are eight nominees and eight positions to be filled, this means that the eight individuals receiving the most votes will be elected. Abstentions and broker non-votes will therefore not be relevant to the outcome. If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. Our ninth and tenth directors, whom we refer to as the Series B directors, are nominated and elected by the holder(s) of the Series B preferred stock voting as a separate class.

Advisory approval of executive compensation. The advisory vote regarding the approval of executive compensation will be determined by a plurality of votes cast by the holders of shares entitled to vote in the election. Accordingly, abstentions and broker non-votes will not be relevant to the outcome.

Ratification of independent registered public accounting firm. Under our bylaws, the votes cast “for” must exceed the votes cast “against” in order to ratify the selection of Cherry Bekaert LLP, as our independent registered public accounting firm. Accordingly, abstentions and broker non-votes will not be relevant to the outcome.

If your shares are held in street name and you do not provide voting instructions to your broker, bank or other nominee, they will be treated as broker non-votes and will not be counted for purposes of determining the outcome of a proposal. Abstentions and votes “withheld” are counted for the purpose of establishing a quorum.

Your Board of Directors currently has nine members. Why are only eight elected at the annual meeting?

The holders of our common stock will vote for the election of eight directors at the annual meeting and the holder(s) of our Series B preferred stock have the right, as long as any shares of Series B preferred stock are outstanding, to vote as a separate class to elect two additional directors, referred to as the Series B directors, for a total of ten directors. As of October 17, 2016, 10X Fund L.P. is the owner of all of the issued and outstanding shares of the Series B preferred stock. For additional information, please see “Security Ownership of Certain Beneficial Owners and Management” below. Additionally, our Board of Directors has determined to increase the size of the Board of Directors from nine members to ten members.

Who will count the votes?

We will appoint an Inspector of Elections for the 2016 Annual Meeting who will not be an officer, director or nominee.

How and when may I submit a stockholder proposal for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to our Corporate Secretary at 4960 Peachtree Industrial Blvd., Suite 240, Norcross, GA 30071. With respect to proposals made pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, the proposal must be received by our Corporate Secretary by August 17, 2017 for inclusion in our proxy statement and form of proxy. In addition, all stockholder proposals submitted outside of the stockholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act, including nominations of director candidates, must be received by our Corporate Secretary by no later than September 16, 2017, in order to be considered timely.

You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Where can I find the voting results?

We will report the voting results on Form 8-K within four business days after the end of our annual meeting of stockholders. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the annual meeting, we intend to file a current report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional current report on Form 8-K to publish the final results.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 17, 2016, certain information concerning the beneficial ownership of our common stock, Series A preferred stock and Series B preferred stock by (i) each person known by us to own beneficially five percent (5%) or more of the outstanding shares of each class, (ii) each of our directors and named executive officers, and (iii) all of our executive officers and directors as a group. The table also sets forth, in its final column, the combined voting power of the voting securities on all matters presented to the stockholders for their approval at the annual meeting, except for such separate class votes as are required by law.

The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under the rules of the Securities and Exchange Commission, or SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares that the individual or entity has the right to acquire within 60 days after October 17, 2016 through the exercise of any stock option, warrant or other right, or the conversion of any security. Unless otherwise indicated, each person or entity has sole voting and investment power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name and Address(1)	Shares of Common Stock Beneficially Owned(2)		Percent of Common Stock(3)	Shares of Series A Preferred Stock Beneficially Owned		Percent of Series A Preferred Stock(4)	Shares of Series B Preferred Stock Beneficially Owned(5)	Percent of Series B Preferred Stock
5% Stockholders
James C. Czirr	13,447,487	(6)	34.9%	100,000		7.3%	4,500,000	100%
10X Fund, L.P. (10)	11,921,190	(7)	31.5%	—		—	4,500,000	100%
David Smith (11)	—		—	175,000		12.7%	—	—
Fivex LLC (11)	—		—	100,000	(9)	7.3%	—	—
Directors and Other Named Executive Officers
James C. Czirr	13,447,487	(6)	34.9%	100,000		7.3%	4,500,000	100%
Gilbert F. Amelio, Ph.D.	119,961		*	—		—	—	—
Kevin Freeman	169,167	(12)	*	—		—	—	—
Arthur R. Greenberg	134,634		*	—		—	—	—
John Mauldin	42,550		*	—		—	—	—
Gilbert S. Omenn, M.D., Ph.D.	69,228		*	50,000		3.6%	—	—
Steven Prelack	107,189		*	—		—	—	—
Marc Rubin, M.D.	48,581		*	—		—	—	—
Peter G. Traber, M.D.	1,728,759	(9)	5.6%	—		—	—	—
Harold H. Shlevin, Ph.D.	284,670		1.0%	—		—	—	—
Jack W. Callicutt	187,016		*	—		—	—	—
All executive officers and directors as a group (11 persons)	16,339,242	(8)	40.3%	150,000		10.9%	4,500,000	100%

*	Less than 1%.
(1)	Except as otherwise indicated, the address for each named person is c/o Galectin Therapeutics Inc., 4960 Peachtree Industrial Blvd., Suite 240, Norcross, GA 30071.

(2)	Includes the following number of shares of our common stock issuable upon exercise of outstanding stock options granted to our named executive officers and directors that are exercisable within 60 days after October 17, 2016.

Directors and Named Executive Officers	Options Exercisable Within 60 Days
Jim C. Czirr	622,000
Kevin Freeman	16,714
Arthur R. Greenberg	25,189
Peter Traber, M.D.	1,621,425
Harold Shlevin, Ph.D.	230,756
Jack Callicutt	185,756

All executive officers and directors as a group	2,701,840

(3)	For each named person and group included in this table, percentage ownership of our common stock is calculated by dividing the number of shares of our common stock beneficially owned by such person or group by the sum of (i) 29,396,617 shares of our common stock outstanding as of October 17, 2016 and (ii) the number of shares of our common stock that such person has the right to acquire within 60 days after October 17, 2016.
(4)	Based on 1,377,500 shares of Series A preferred stock outstanding as of October 17, 2016.
(5)	Includes 900,000 shares of Series B-1 preferred stock, 2,100,000 shares of Series B-2 preferred stock and 1,500,000 shares of Series B-3 preferred stock outstanding as of October 17, 2016.
(6)	Includes (i) 600,000 common shares issuable upon conversion of 900,000 shares of Series B-1 preferred stock, (ii) 1,400,000 common shares issuable upon conversion of 2,100,000 shares of Series B-2 preferred stock; (iii) 892,349 common shares issuable upon conversion of 1,500,000 shares of Series B-3 preferred stock, (iv) 5,564,258 common shares issuable upon exercise of warrants; (v) 2,000,000 shares of common stock acquired upon exercise of warrants; and (vi) 1,726,123 common shares issued as stock dividends paid on the Series B preferred stock less 261,540 shares sold, as to which Mr. Czirr, in his capacity as a managing member of 10X Capital Management Fund, LLC, a Florida limited liability company and general partner of 10X Fund (referred to herein as 10X Management) has shared voting and investment power, and disclaims beneficial ownership; also includes 16,667 shares of our common stock issuable upon conversion of Series A preferred stock owned by Mr. Czirr.
(7)	Includes (i) 600,000 common shares issuable upon conversion of 900,000 shares of Series B-1 preferred stock, (ii) 1,400,000 common shares issuable upon conversion of 2,100,000 shares of Series B-2 preferred stock; (iii) 892,349 common shares issuable upon conversion of 1,500,000 shares of Series B-3 preferred stock, (iv) 5,564,258 common shares issuable upon exercise of warrants; (v) 2,000,000 shares of common stock acquired upon exercise of warrants; and (vi) 1,726,123 common shares issued as stock dividends paid on the Series B preferred stock less 261,540 shares sold, as to which Mr. Czirr, in his capacity as a managing member of 10X Management, the general partner of 10X Fund, has shared voting and investment power, and disclaims beneficial ownership. Mr. Czirr, in his capacity as a managing member of 10X Management, the general partner of 10X Fund, has voting and investment power, and disclaims beneficial ownership, of these securities.
(8)	Includes (i) 8,456,607 common shares issuable upon conversion of the shares of Series B preferred stock and exercise of warrants and (ii) 3,726,123 common shares acquired upon exercise of warrants or issued as stock dividends on the Series B preferred stock net of 261,540 shares sold, as to which Mr. Czirr has voting and investment control but are counted one time for purposes of this total. For additional information about the beneficial ownership of our capital stock by Mr. Czirr, see notes 6.
(9)	Mr. Smith is the manager of Fivex LLC, a Connecticut limited liability company, and may be deemed to have voting and investment control over, but disclaims beneficial ownership of, the shares of Series A preferred stock.
(10)	Contact: c/o 10X Capital Management, LLC 1099 Forest Lake Terrace, Niceville, FL 32578.
(11)	Contact: c/o David Smith 34 Shorehaven Road E., Norwalk, CT 06855.
(12)	Includes 124,810 shares of the Company’s common stock managed by Cross Consulting and Services, LLC, a Texas limited liability company, d/b/a Freeman Global Investment Counsel. Mr. Freeman, in his capacity as CEO of Freeman Global Investment Counsel, has voting and investment control over, but disclaims beneficial ownership of, these shares.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee of our Board of Directors has nominated eight members currently serving on our Board to be re-elected at the annual meeting to serve one-year terms until the 2017 annual meeting of stockholders and until their respective successors are elected and qualified. Each nominee has agreed to serve if elected.

The Nominating and Corporate Governance Committee is nominating only eight directors to be elected to the Board of Directors because James C. Czirr and Theodore Zucconi, Ph.D. are the two directors who are nominated and elected by the holder(s) of the Series B preferred stock voting as a separate class (the “Series B Directors”). Background information with respect to Mr. Czirr and Dr. Zucconi are provided below. If all of the nominees are elected at the annual meeting, our Board of Directors will have ten members, including the Series B Directors.

Set forth below is information regarding the nominees, as of October 17, 2016, including their ages, positions with Galectin Therapeutics, recent employment and other directorships.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH NOMINEE.

The persons who have been nominated for election at the annual meeting to serve on our Board of Directors are named in the table below. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Name	Age	Position	Director Since
Gilbert F. Amelio, Ph.D (2)(3)	73	Director	2009
Kevin D. Freeman (1)	55	Director	2011
Arthur R. Greenberg (1)(3)	69	Director	2009
John Mauldin (3)	67	Director	2011
Steven Prelack (1)	59	Director	2003
Marc Rubin, M.D (2).	61	Director	2011
Gilbert S. Omenn, M.D., Ph.D. (2)	75	Director	2014
Peter G. Traber, M.D.	61	Chief Executive Officer, President and Director	2009

(1)	Member of audit committee
(2)	Member of compensation committee
(3)	Member of nominating and governance committee

Gilbert F. Amelio, Ph.D., a director since February 2009, began his career at Bell Labs in Murray Hill, New Jersey. Since January 1, 2012, Dr. Amelio has provided consulting and advisory services through GFA, LLC, a California limited liability company. He was a Senior Partner of Sienna Ventures (a privately-held venture capital firm in Sausalito, California) from April 2001 until the fund closed per plan on December 31, 2011. Dr. Amelio was Chairman and Chief Executive Officer of Jazz Technologies, Inc. (now a wholly owned subsidiary of Tower Semiconductor Ltd., an independent specialty wafer foundry) from August 2005 until his retirement in September 2008 (when he was named Chairman Emeritus). Dr. Amelio was Chairman and Chief Executive Officer of Beneventure Capital, LLC (a full-service venture capital firm in San Francisco, California) from 1999 to 2005 and was Principal of Aircraft Ventures, LLC (a consulting firm in Newport Beach, California) from April 1997 to December 2004. Dr. Amelio was elected a Director of AT&T in February 2001 and had previously served as an Advisory Director of AT&T (then known as SBC Communications Inc.) from April 1997 to February 2001. He served as a Director of Pacific Telesis Group from 1995 until the company was acquired by AT&T in 1997. Prior to 1997, he served as Chairman, President and CEO of National Semiconductor (1991-1996) and Apple Computer (1996-1997). We believe Dr. Amelio’s qualifications to sit on our Board of Directors includes his executive leadership and management experience, as well as his extensive experience with global companies, his financial expertise and his years of experience providing strategic advisory services to organizations.

Kevin D. Freeman, a director since May 2011, holds the Chartered Financial Analyst designation and is Chief Executive Officer of Cross Consulting and Services, LLC, an investment advisory and consulting firm founded in 2004. He is also author of a New York Times best-selling book about the stock market and economy. Formerly he was Chairman of Separate Account Solutions, Inc. and held several offices at Franklin Templeton Investment Services from 1991 to 2000. He holds a B.S. in business administration from University of Tulsa, Tulsa, Oklahoma. We believe Mr. Freeman’s qualifications to sit on our Board of Directors includes his extensive financial expertise and his years of experience providing financial advisory services.

Arthur R. Greenberg, a director since August 2009, has more than 40 years in the semiconductor equipment and materials industries. He is the President, Founder and owner of Prism Technologies, Inc. since 1983, which provides professional sales and marketing services as well as business development and consulting services. Mr. Greenberg is a member of the board of UV Tech Systems, a designer and manufacturer of equipment used to fabricate semiconductor devices. Previously, he has been a founder of several successful companies in Silicon Valley and was the first President of SEMI, North America, a semiconductor equipment and materials industry trade association representing the interests, including public policy, of all SEMI members doing business in North America. Mr. Greenberg is also a member of the advisory board of the Salvation Army of Santa Clara County. Mr. Greenberg received his B.S.B.A. degree in Business Administration from Henderson State University. We believe Mr. Greenberg’s qualifications to sit on our Board of Directors includes his executive leadership and management experience, as well as his extensive experience with business development.

John Mauldin, a director since May 2011, is President of Millennium Wave Advisors LLC, an investment advisory firm founded in 1999, and a registered representative of Millennium Wave Securities, LLC, a FINRA registered broker-dealer which was founded in 2003. Previously he was Chief Executive Officer of the American Bureau of Economic Research. He has many publications on investments and financial topics, including a New York Times bestseller and articles in the Financial Times and The Daily Reckoning, and has been a frequent guest on CNBC, Yahoo Tech Ticker and Bloomberg TV. He holds a B.A. from Rice University and a M.Div. from Southwestern Baptist Theological Seminary. We believe Mr. Mauldin’s qualifications to sit on our Board of Directors include his extensive financial management and advisory experience.

Steven Prelack, a director since April 2003, is currently Senior Vice President and Chief Operating Officer of VetCor, which owns and operates 133 veterinary hospitals across the country. Mr. Prelack has held that position since May 2010. Mr. Prelack is also currently a Director and Audit Committee Chair for Pieris Pharmaceuticals, Inc., a developer of Anticalin products utilized in cancer treatment. Mr. Prelack formerly served as Director and Audit Committee Chair for BioVex from 2007 through 2009. Mr. Prelack, a Certified Public Accountant, received a B.B.A. degree from the University of Massachusetts at Amherst in 1979 and is a member of the National Association of Corporate Directors. We believe Mr. Prelack’s qualifications to sit on our Board of Directors is evidenced by his extensive executive leadership experience, as well as his many years serving in senior financial management roles.

Marc Rubin, M.D, a director since October 2011 and Chairman of the Board since January 2016, is Executive Chairman of the Board of Directors of Titan Pharmaceuticals, Inc. (TTNP: OTC BB) and served as its President and Chief Executive Officer from October 2007 to January 2009. Until February 2007, Dr. Rubin served as Head of Global Research and Development for Bayer Schering Pharma, as well as a member of the Executive Committee of Bayer Healthcare and the Board of Management of Bayer Schering Pharma. Prior to the merger of Bayer Pharmaceuticals and Schering AG in June 2006, Dr. Rubin was a member of the Executive Board of Schering AG since joining the company in October 2003, as well as Chairman of Schering Berlin Inc. and President of Berlex Pharmaceuticals, a division of Schering AG. From 1990 until August 2003, Dr. Rubin was employed by GlaxoSmithKline where he held positions of responsibility in global clinical and commercial development overseeing programs in the United States, Europe, Asia and Latin America. From 2001 through

2003 at GlaxoSmithKline, he was Senior Vice President of Global Clinical Pharmacology & Discovery Medicine. Dr. Rubin holds an M.D. from Cornell University Medical College and is board certified in internal medicine with subspecialties in medical oncology and infectious diseases. Dr. Rubin is a member of the Board of Directors of Curis Inc. (Nasdaq: CRIS) and formerly served on the Board of Directors of Medarex, Inc., now a subsidiary of Bristol-Myers Squibb Company. We believe Dr. Rubin’s qualifications to sit on our Board of Directors include his extensive executive leadership and management experience in the pharmaceutical industry.

Gilbert S. Omenn, M.D., Ph.D., a director since September 2014, served on the board of directors of Amgen Inc. for 27 years and of Rohm & Haas Company for 22 years. He currently serves on the boards of Esperion Therapeutics Inc., and Oncofusion. Dr. Omenn is Professor of Computational Medicine & Bioinformatics, Internal Medicine, Human Genetics, and Public Health and Director of the university-wide Center for Computational Medicine and Bioinformatics at the University of Michigan where he leads major research programs in proteomics and integrative biomedical informatics. Dr. Omenn served as executive vice president for medical affairs and as chief executive officer of the University of Michigan Health System from 1997 to 2002. Prior to this, he was the dean of the School of Public Health and Community Medicine and professor of medicine at the University of Washington. He is the author of more than 563 research papers and scientific reviews and author/editor of 18 books. Dr. Omenn received his B.A. summa cum laude from Princeton University, M.D. magna cum laude from Harvard Medical School, and Ph.D. in genetics from the University of Washington. We believe Dr. Omenn’s qualifications to sit on our Board of Directors include his extensive executive leadership and management experience in the medical industry and his continuing cutting-edge research.

Peter G. Traber, M.D., a director since February 2009, became President and Chief Executive Officer in March 2011, and is also our Chief Medical Officer. Dr. Traber is President Emeritus, and from 2003 to 2008 was President and Chief Executive Officer, of Baylor College of Medicine. From 2000 to 2003 he was Senior Vice President Clinical Development and Medical Affairs and Chief Medical Officer of GlaxoSmithKline plc. Dr. Traber was the Chairman of the Board and Chief Executive Officer of TerraSep, LLC, a Mountain View, CA biotechnology company. He also has served as Chief Executive Officer of the University of Pennsylvania Health System, as well as Chair of the Department of Internal Medicine and Chief of Gastroenterology for the University of Pennsylvania School of Medicine and was named as a director of NeoStem, Inc. (Nasdaq:NBS) in 2015. Dr. Traber received his M.D. from Wayne State School of Medicine and a B.S. in chemical engineering from the University of Michigan. We believe that Dr. Traber is best situated to sit on our Board of Directors because, in addition to serving as our Chief Executive Officer and President as well as serving as our Chief Medical Officer, he brings extensive industry and company-specific experience and expertise to the Company.

Series B Directors

The persons below have been nominated for election by the holder(s) of the Series B preferred stock voting as a separate class to serve on our Board of Directors. These directors will not be elected at the annual meeting and proxies cannot be voted for these directors.

Name	Age	Director Since
James C. Czirr	62	2009
Theodore Zucconi, Ph.D.	70	n/a

James C. Czirr, Chairman of the Board since February 2009 and Executive Chairman from February 2010 until January 2016, is a co-founder of 10X Fund, L.P. and is a managing member of 10X Capital Management LLC, the general partner of 10X Fund, L.P. Mr. Czirr was a co-founder of Galectin Therapeutics in July 2000. Mr. Czirr was instrumental in the early stage development of Safe Science Inc., a developer of anti-cancer drugs; served from 2005 to 2008 as Chief Executive Officer of Minerva Biotechnologies Corporation, a developer of nano particle bio chips to determine the cause of solid tumors; and was a consultant to Metalline Mining Company Inc., now known as Silver Bull Resources, Inc., (AMEX: SVBL), a mineral exploration company seeking to become a low cost producer of zinc. Mr. Czirr received a B.B.A. degree from the University of

Michigan. We believe that Mr. Czirr is best situated to sit on our Board of Directors because he is the director who was a co-founder of the Company and is familiar with our business and industry.

Theodore Zucconi, Ph.D., served in roles of president, CEO and business development director of Galectin Therapeutics at various times from September 2007 through May 2012. Dr. Zucconi is a senior management consultant and a member of the board of directors of PMTec Inc., a position that he has held since 2001. Dr. Zucconi has also served as President of Implementation Edge LLC since 2002. Dr. Zucconi served as a management consultant to Los Alamos National Laboratory from May 2002 through September 2007. Dr. Zucconi received a B.S in Chemistry from Villanova University, a M.S. in Chemistry from University of Connecticut, and a Ph.D. in Chemistry from the State University of New York. We believe that Dr. Zucconi is best situated to sit on our Board of Directors because of his experience in working for the Company in the past and his industry experience.

Executive officers, key employees and key consultants:

Peter G. Traber, MD., Chief Executive Officer and President (see Board of Directors)

Harold Shlevin, Ph.D., age 66, became our Chief Operating Officer and Secretary on October 1, 2012. Dr. Shlevin previously had been employed at the Georgia Institute of Technology’s Advanced Technology Development Center as Principle and Manager of bioscience commercialization efforts since November 2009, where he has assisted faculty in identifying technology worthy of commercialization, catalyzed formation of new start-up bioscience companies, and mentored new company management. From October 2008 to November 2009, he served as Head of Operations and Commercial Development for Altea Therapeutics Corporation, an advanced drug delivery company focused on the delivery of therapeutic levels of water-soluble biotherapeutics and small drugs through the skin. At Altea, he was responsible for pharmaceutical research and development, clinical research, regulatory affairs, engineering, clinical and commercial manufacturing, quality assurance, information technology, facility operations and finance. From July 2006 to September 2008, Dr. Shlevin served as the President and Chief Executive Officer of Tikvah Therapeutics, Inc., a start-up pharmaceutical enterprise focused on later-stage development of neuroscience therapeutics. From May 2000 to January 2006, he served as President and CEO of Solvay Pharmaceuticals, Inc. (US). In January 2006, he was promoted to a global senior Vice President role within Solvay Pharmaceuticals, SA and member of the Board of Solvay Pharmaceuticals, SA.

Jack W. Callicutt, age 49, became our Chief Financial Officer on July 1, 2013. From August 2012 through June 2012, Mr. Callicutt was the Chief Financial Officer of REACH Health, Inc., a telemedicine technology company headquartered in Alpharetta, GA. From April 2010 through August 2012, Mr. Callicutt was the Chief Financial Officer of Vystar Corporation, a publicly-traded company that holds proprietary technology to remove antigenic proteins from natural rubber latex. Prior to that Mr. Callicutt was Chief Financial Officer of IVOX, Inc., Tikvah Therapeutics and Corautus Genetics, a publicly-traded biotechnology company which was developing gene therapy for treatment of cardiovascular disease. Mr. Callicutt previously spent more than fourteen years in public accounting, most recently as a senior manager at Deloitte, where he specialized in technology companies from 1989 to 2003. Mr. Callicutt is a Certified Public Accountant and graduated with honors from Delta State University with a B.B.A. in accounting and computer information systems.

J. Rex Horton, age 47, became the Company’s Executive Director of Regulatory Affairs and Quality Assurance in January 2013. Mr. Horton most recently was Director of Regulatory Affairs at Chelsea Therapeutics, where he successfully led the organization through its first NDA filing and favorable FDA Advisory Committee Meeting. In past leadership roles at Solvay Pharmaceuticals and Abbott Laboratories, he led approval efforts for key products including Androgel® Stickpack, Creon® Capsules and Luvox® CR Capsules. He has also provided chemistry, manufacturing and controls (CMC) regulatory leadership and support of INDs and NDAs, including Estrogel® and Androgel® Pump. Mr. Horton was a member of the executive leadership team that successfully implemented solutions to significant regulatory issues encountered by Solvay in its interactions with the FDA. Mr. Horton earned his Bachelor’s degree in industrial/manufacturing & systems engineering from The Georgia Institute of Technology. He is a member of the Regulatory Affairs Professional Society (RAPS), Drug Information Association (DIA) and American Association of Pharmaceutical Scientists (AAPS).

Eliezer Zomer, Ph.D., age 69, has been our Executive Vice President of Manufacturing and Product Development since the Company’s inception in 2000. Prior to joining our Company, Dr. Zomer had been the founder of Alicon Biological Control, where he served from November 2000 to July 2002. From December 1998 to July 2000, Dr. Zomer served as Vice President of Product Development at SafeScience, Inc. and Vice President of Research and Development at Charm Sciences, Inc. from June 1987 to November 1998. Dr. Zomer received a B. Sc. degree in industrial microbiology from the University of Tel Aviv in 1972, a Ph.D. in biochemistry from the University of Massachusetts in 1978, and undertook a post-doctoral study at the National Institute of Health.

None of the directors, executive officers and key employees share any familial relationship.

CORPORATE GOVERNANCE

Board of Directors

We believe that good corporate governance is important to ensure that Galectin Therapeutics is managed for the long-term benefit of our stockholders. Our Board of Directors is responsible for establishing our corporate policies and overseeing the management of the Company. Senior management, including our President and Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, are responsible for our day-to-day operations. The board evaluates our corporate performance and approves, among other things, corporate strategies, objectives, operating plans, significant policies and major commitments of corporate resources. The board also evaluates and elects our executive officers, and determines their compensation.

Our Board currently consists of nine directors, eight of whom will stand for election at our 2016 annual meeting of stockholders and one of whom is nominated and elected by the holder of our Series B preferred stock voting as a separate class. The holder of our Series B preferred stock voting as a separate class also has nominated and will elect an additional director at the 2016 annual meeting of stockholders.

Committees of the Board

Our Board of Directors has standing Audit, Compensation, and Nominating and Corporate Governance Committees. From time to time, the Board may also create various ad hoc committees for special purposes. The membership during the last fiscal year and the function of each of the Audit, Compensation, and Nominating and Corporate Governance Committees are described below. The board has determined that all of the members of each of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. The charters of each committee are available on the Company’s website at www.galectintherapeutics.com.

Compensation Committee

The Compensation Committee met 12 times in 2015. In January of 2015, the Board reconstituted the Compensation Committee and named Dr. Gilbert S. Omenn (chair), Gilbert F. Amelio, Ph.D. and Marc Rubin as members of the Compensation Committee. The Committee is responsible for reviewing and recommending compensation policies and programs, management and corporate goals, as well as salary and benefit levels for our executive officers and other significant employees. Its responsibilities include supervision and oversight of the administration of our incentive compensation and stock programs. As such, the Committee is responsible for administration of grants and awards to directors, officers, employees, consultants and advisors under the Galectin Therapeutics, Inc. Amended and Restated 2009 Incentive Compensation Plan (the “2009 Incentive Compensation Plan”), and the predecessor Galectin Therapeutics, Inc. 2001 Stock Incentive Plan and the 2003 Non-employee Director Stock Incentive Plan.

Audit Committee

The Audit Committee met 4 times in 2015. The members of this committee are Steven Prelack (chair), Arthur Greenberg and Kevin D. Freeman. The Audit Committee is responsible for oversight of the quality and integrity of the accounting, auditing and reporting practices of Galectin Therapeutics. More specifically, it assists the Board of Directors in fulfilling its oversight responsibilities relating to (i) the quality and integrity of our financial statements, reports and related information provided to stockholders, regulators and others, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of our independent registered public accounting firm, (iv) the internal control over financial reporting that management and the Board have established, and (v) the audit, accounting and financial reporting processes generally. The Committee is also responsible for review and approval of related-party transactions. The Board has determined that Mr. Prelack is an “audit committee financial expert” within the meaning of SEC rules. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting or other advisors as it deems necessary to carry out its duties.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met 4 times in 2015. In January of 2015, the Board reconstituted the Nominating and Corporate Governance Committee and named Gilbert F. Amelio, Ph.D. (chair), Arthur R. Greenberg and Paul Pressler as members of the Nominating and Corporate Governance Committee. John Mauldin joined the Nominating and Corporate Governance Committee when Mr. Pressler retired from the Board in May 2015. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board, recommending to the Board, candidates for election or re-election as directors, and reviewing our governance policies in light of the corporate governance rules of the SEC. Under its charter, the Committee is required to establish and recommend criteria for service as a director, including matters relating to professional skills and experience, board composition, potential conflicts of interest and manner of consideration of individuals proposed by management or stockholders for nomination. The Committee believes candidates for the Board should have the ability to exercise objectivity and independence in making informed business decisions; extensive knowledge, experience and judgment; the highest integrity; loyalty to the interests of Galectin Therapeutics and its stockholders; a willingness to devote the extensive time necessary to fulfill a director’s duties; the ability to contribute to the diversity of perspectives present in board deliberations, and an appreciation of the role of the corporation in society. The Committee will consider candidates meeting these criteria who are suggested by directors, management, stockholders and other advisers hired to identify and evaluate qualified candidates. This committee also monitors the ethical behavior of our employees, officers and directors.

Board Determination of Director Independence

Our board of directors has reviewed the materiality of any relationship that each of our directors has with the Company, either directly or indirectly. Based upon this review, our board has determined that all of our directors other than Dr. Traber, our chief executive officer, and Mr. Czirr are “independent directors” as defined by The NASDAQ Stock Market. The board will make a determination regarding independence of Dr. Zucconi once he joins the board. Our board of directors also determined that Dr. Amelio and Messrs. Greenberg and Mauldin, who comprise our nominating and governance committee, all satisfy the independence standards for such committees established by the SEC and the NASDAQ Marketplace Rules, as applicable. With respect to our audit committee, our board of directors has determined that Messrs. Prelack, Greenberg and Freeman satisfy the independence standards for such committee established by Rule 10A-3 under the Exchange Act, the SEC and the NASDAQ Marketplace Rules, as applicable. With respect to our compensation committee, our board of directors has determined that Drs. Omenn, Amelio and Rubin satisfy the independence standards for such committee established by Rule 10C-1 under the Exchange Act, the SEC and the NASDAQ Marketplace Rules, as applicable.

In making such determinations, the board of directors considered the relationships that each such non-employee director or director nominee has with our company and all other facts and circumstances the board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of our directors, our board of directors considered the association of each such non-employee director has with us and all other facts and circumstances our board of directors deemed relevant in determining independence.

Code of Ethics

We have adopted a Code of Ethics that applies to all our directors, officers and employees. The Code of Ethics is publicly available on our website at www.galectintherapeutics.com. Amendments to the Code of Ethics and any grant of a waiver from a provision of the Code of Ethics requiring disclosure under applicable SEC rules will be disclosed on our website.

Policies with Respect to Transactions with Related Persons

The Nominating and Corporate Governance Committee and the Board have adopted a Code of Ethics, which is available at www.galectintherapeutics.com, that sets forth various policies and procedures intended to promote the ethical behavior of the Company’s employees, officers and directors. The Code of Ethics describes our policy on conflicts of interest.

The executive officers and the Board are also required to complete a questionnaire on an annual basis which requires them to disclose any related person transactions and potential conflicts of interest. The responses to these questionnaires are reviewed by outside corporate counsel, and, if a transaction is reported by an independent director or executive officer, the questionnaire is submitted to the Chairperson of the Audit Committee for review. If necessary, the Audit Committee will determine whether the relationship is material and will have any effect on the director’s independence. After making such determination, the Audit Committee will report its recommendation on whether the transaction should be approved or ratified by the entire Board.

Certain Relationships and Related Transactions

Since the beginning of fiscal year 2015, we did not participate in any transactions in which any of the director nominees, Series B Director nominees, executive officers, any beneficial owner of more than 5% of our common stock, nor any of their immediate family members, had a direct or indirect material interest.

Our Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, conduct an appropriate review of, and be responsible for the oversight of, all related party transactions on an ongoing basis. There were no related party transactions in the fiscal year ended December 31, 2015.

Compensation Committee Interlocks and Insider Participation

None of our executive officers or directors serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Director Nomination Process

The Nominating and Corporate Governance, or Nominating Committee, is responsible for, among other things, selection of candidates for the annual slate of Directors other than the Series B Directors.

When identifying and evaluating candidates, the Nominating Committee first determines whether there are any evolving needs of the Board that require an expert in a particular field. The Nominating Committee may retain a third-party search firm to assist it in locating qualified candidates that meet the needs of the Board at that time. The search firm would provide information on a number of candidates, which the Nominating Committee discusses. The Nominating Committee chair and some or all of the members of the Nominating Committee, and the Chief Executive Officer, will interview potential candidates that the Nominating Committee deems appropriate. If the Nominating Committee determines that a potential candidate meets the needs of the Board, has the qualifications, and meets the independence standards required by NASDAQ rules, it will recommend the nomination of the candidate to the Board. It is the Nominating Committee’s policy to consider director candidates recommended by stockholders, if such recommendations are properly submitted to the Company. Stockholders wishing to recommend persons for consideration by the Nominating Committee as nominees for election to the Board can do so by writing to the Corporate Secretary of Galectin Therapeutics Inc. at 4960 Peachtree Industrial Blvd., Suite 240, Norcross, GA 30071. Recommendations must include the proposed nominee’s name, biographical data and qualifications, as well as a written statement from the proposed nominee consenting to be named and, if nominated and elected, to serve as a director. Recommendations must also follow the Company’s procedures for nomination of directors by stockholders (see Nominating and Corporate

Governance Committee; Criteria and Diversity). The Nominating Committee will consider the candidate and the candidate’s qualifications in the same manner in which it evaluates nominees identified by the Nominating Committee. The Nominating Committee may contact the stockholder making the nomination to discuss the qualifications of the candidate and the stockholder’s reasons for making the nomination. The Nominating Committee may then interview the candidate if it deems the candidate to be appropriate. The Nominating Committee may use the services of a third-party search firm to provide additional information about the candidate prior to making a recommendation to the Board.

The Nominating Committee’s nomination process is designed to ensure that the Nominating Committee fulfills its responsibility to recommend candidates who are properly qualified to serve the Company for the benefit of all of its stockholders, consistent with the standards established by the Nominating Committee under our corporate governance principles. The Nominating Committee did not receive any recommendations from stockholders for the 2016 Annual Meeting.

Communication with the Board

The Board and management encourage communication from our stockholders. Stockholders who wish to communicate with our management should direct their communication to the Corporate Secretary of the Company, 4960 Peachtree Industrial Blvd., Suite 240, Norcross, GA 30071. Stockholders, or other interested parties, who wish to communicate with the non-management directors or any individual director should direct their communication c/o the Corporate Secretary at the address above. The Secretary will forward communications intended for the Board to the Chairman of the Nominating and Corporate Governance Committee of the Board, currently Mr. Amelio, or, if intended for an individual director, to that director. If multiple communications are received on a similar topic, the Secretary may, in his or her discretion, forward only representative correspondence. Any communications that are abusive, in bad taste or present safety or security concerns may be handled differently.

Board Leadership Structure

The Board believes that our Chairman is best situated to serve as Chairman of the Board because he is very familiar with our business and industry. Further, it allows the Chairman to focus on the management of the Board of Directors and the CEO to focus on the management of the Company and the research and clinical trials that it is undertaking. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the Company and industry. Our Chief Executive Officer brings company-specific experience and expertise and a scientific background. The Board believes that the separation of the roles of the Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

Executive Sessions

Pursuant to our corporate governance principles or as required by NASDAQ rules, non-management directors of the Board meet from time to time without the presence of management. The Chairman generally chairs these sessions.

Meeting Attendance

During 2015, there were 10 meetings of the Board. Each director attended at least 75% of the total meetings of the Board and committees of the Board of which the director was a member. In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the Chairman and Chief Executive Officer and others regarding matters of interest and concern to the Company.

We do not have a formal policy requiring members of the Board to attend the annual meeting, although all directors are strongly encouraged to attend. At the 2015 annual meeting of stockholders, all of the then current board members were present.

Risk Management

The Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee of our Board is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee of our Board oversees management of financial risks. The Nominating and Corporate Governance Committee of our Board manages risks associated with the independence of the Board members and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

We believe that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on the Company. Our programs reflect sound risk management practices including:

•	Use of multiple compensation vehicles that provide a balance of long- and short-term incentives with fixed and variable components; and

•	Equity incentive awards that vest over several years, so while the potential compensation payable for equity incentive awards is tied directly to appreciation of our stock price, taking excessive risk for a short term gain is discouraged because it would not maximize the value of equity incentive awards over the long-term.

Criteria and Diversity

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will apply the criteria set forth in governance guidelines. These criteria include the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all stockholders. Our guidelines specify that the value of diversity on the Board should be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process. The Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Report of the Audit Committee

The Audit Committee is responsible for providing independent, objective oversight of Galectin Therapeutics’ accounting functions and internal control over financial reporting. The Audit Committee has reviewed and discussed audited financial statements for Galectin Therapeutics with management. The Audit Committee also has discussed with Cherry Bekaert LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication With Audit Committees (as amended), which includes, among other items, matters related to the conduct of the annual audit of our Company’s financial statements. The Audit Committee has also received and reviewed the written disclosures and the letter from Cherry Bekaert LLP, as required by applicable requirements of the Public Company Accounting Oversight Board, regarding the communications by Cherry Bekaert LLP with the Audit Committee concerning independence, and has discussed with Cherry Bekaert LLP its independence from Galectin Therapeutics.

Based upon the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements of Galectin Therapeutics for the 2015 fiscal year be included in the Annual Report filed on Form 10-K for the year ended December 31, 2015.

By the Audit Committee of the Board of Directors of Galectin Therapeutic Inc.

Steven Prelack, Chair

Kevin D. Freeman

Arthur R. Greenberg

DIRECTOR COMPENSATION

The following table details the total compensation earned by our non-employee directors during the year ended December 31, 2015. See “Executive Compensation” for a description of compensation for Mr. Czirr and Dr. Traber.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($)(1)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Gilbert F. Amelio, Ph.D.	39,708	43,502	—	—	—	83,210
Kevin D. Freeman	33,646	40,003	—	—	—	73,649
Arthur R. Greenberg	36,417	40,003	—	—	—	76,420
John Mauldin	28,843	40,003	—	—	—	68,846
Gilbert S. Omenn, M.D., Ph.D.	35,625	45,003	—	—	—	80,628
Steven Prelack	54,583	284,478	—	—	—	339,061
Marc Rubin, M.D.	40,817	47,504	—	—	—	88,321

(1)	Represents the grant date fair value of restricted stock grant awards made during 2015. The Restricted Stock grants in 2015 will vest upon the date of the 2016 Annual Meeting of Shareholders. The number of restricted stock shares awarded in 2015 is as follows: Dr. Amelio 12,166; Mr. Freeman 11,112; Mr. Greenberg 11,112; Mr. Mauldin 11,112; Dr. Omenn 12,618; Mr. Prelack 84,749; and Dr. Rubin 13,880.
(2)	Excludes travel expense reimbursements.
(3)	There were no grants of option awards to directors in 2015. The aggregate number of shares subject to option awards held by each non-employee director (representing unexercised options awards – both exercisable and un-exercisable) at December 31, 2015 is as follows:

Name	Number of Shares Subject to Option Awards Held as of December 31, 2015
Gilbert F. Amelio, Ph.D.	—
Kevin D. Freeman	16,714
Arthur R. Greenberg	34,449
John Mauldin	—
Gilbert S. Omenn, M.D., Ph.D.	—
Steven Prelack	—
Marc Rubin, M.D.	—

TOTAL	51,163

For a more detailed description of the assumptions used for purposes of determining grant date fair value, see Note 7 to the Financial Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Stock-Based Compensation” included in the Form 10-K for the 2015 fiscal year.

We also reimburse our directors for reasonable travel and other related expenses.

Non-employee directors of the Company receive an annual cash retainer of $35,000. Each Nominating and Corporate Governance Committee member receives an additional cash retainer of $3,500; each Compensation Committee member receives an additional cash retainer of $5,000, and each Audit Committee member receives an additional cash retainer of $7,500. In addition to the annual fee and committee membership retainers, the Nominating and Corporate Governance Committee Chairman receives an annual cash retainer of $7,000; the

Compensation Committee Chairman receives an annual cash retainer of $10,000; and the Audit Committee Chairman receives an annual cash retainer of $15,000. Commencing in January 2016, our lead independent director became Chairman, and we ceased having a Lead Independent Director. The Chairman receives cash compensation of $35,000 in addition to the cash grants received with respect to his board and committee service.

Non-employee directors also receive annual restricted stock grants under the Company’s equity incentive plan valued at $40,000 as of the grant date and subject to a one-year vesting period. In addition to the annual grant, any new non-employee director will receive an initial restricted stock grant valued at $80,000 as of the grant date and subject to a three-year, quarterly vesting period. The chairman of each committee and lead independent director also received additional restricted stock grants in April 2015 valued as follows: Audit chair $7,500; Compensation chair $5,000; Nominating and Governance chair $3,500; and Lead Independent Director $7,500. Commencing in January 2016, our lead independent director became our Chairman, and we ceased having a Lead Independent Director. The Chairman receives an annual restricted stock grant for serving as chairman valued at $7,500.

PROPOSAL NO. 2

NON-BINDING ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act amended Section 14A of the Securities Exchange Act of 1934, requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executives officers as disclosed in this proxy statement in accordance with the Compensation disclosure rules of the Securities and Exchange Commission. This advisory Shareholder resolution is commonly known as “Say-on-Pay.” The Board has determined to present this resolution for consideration every three years.

As described in more detail below, under Executive Compensation, we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors. However, we welcome input from our shareholders regarding executive compensation and other matters related to the company’s success generally. We believe in a corporate governance structure that is responsive to shareholder concerns and we view this vote as a meaningful opportunity to gauge shareholder approval of our executive compensation policies.

Given the information provided in this proxy statement, the Board of Directors asks you to approve and vote FOR the following non-binding resolution at our Meeting:

“RESOLVED, that the shareholders approve the overall executive compensation policies and procedures employed by the Company as well as the compensation of the named executive officers, all as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation in this Proxy Statement.”

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2015 about the securities issued, or authorized for future issuance, under our equity compensation plans, consisting of our 2001 Stock Incentive Plan, our 2003 Non-Employee Director Stock Incentive Plan, and our 2009 Incentive Compensation Plan.

Plan Category	Number of Securities to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,925,656	$4.72	1,314,729
Equity compensation plans not approved by security holders (1)	1,416,669	$7.02	—

Total	4,749,286	$5.70	1,314,729

(1)	Represents grants by the Board of Directors for stock options granted to employees and consultants that are outside of the stockholder approved compensation plans. The shares underlying these grants are not registered upon exercise and have six month holding restrictions under Rule 144 of the SEC.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee is responsible for creating and reviewing the compensation of the Company’s executive officers, as well as overseeing the Company’s compensation and benefit plans and policies and administering the Company’s equity incentive plans. The following CD&A describes our 2015 executive compensation program and explains the Company’s compensation philosophy, policies, and practices, focusing primarily on the compensation of our named executive officers, or NEOs. This CD&A is intended to be read in conjunction with the tables that follow, which provide detailed historical compensation information for our following NEOs:

Name	Title
Peter G. Traber, M.D.	Chief Executive Officer, President and Director
James C. Czirr *	Executive Chairman and Director
Harold H. Shlevin, Ph.D.	Chief Operating Officer
Jack W. Callicutt	Chief Financial Officer

*	Mr. Czirr ceased to be employed by the Company in January 2016 but still is a member of the board of directors.

Compensation Philosophy

The Company believes in providing a competitive total compensation package to its executives through a combination of base salary, annual performance bonuses, and long-term equity awards. The executive compensation program is designed to achieve the following objectives:

•	provide competitive compensation that will help attract, retain and reward qualified executives;

•	align executives’ interests with our success by making a portion of the executive’s compensation dependent upon corporate performance; and

•	align executives’ interests with the interests of stockholders by including long-term equity incentives.

The Compensation Committee believes that the Company’s executive compensation program should include annual and long-term components, including cash and equity-based compensation, and should reward consistent performance that meets or exceeds expectations. The Compensation Committee evaluates both performance and compensation to make sure that the compensation provided to executives remains competitive relative to compensation paid by companies of similar size and stage of development operating in the life sciences industry and taking into account the Company’s relative performance and its own strategic objectives.

Executive Compensation Review and Design

The Company has historically conducted a review of the aggregate level of its executive compensation, as well as the mix of elements used to compensate its NEOs. The Company has based this review primarily on the experience of the members of the Compensation Committee and the Board of Directors, many of whom sit on the boards of directors of, or have previously advised, numerous companies, including companies in the life sciences industry.

Our 2013 annual meeting of stockholders was the first time the Company was required to conduct a stockholder advisory vote on the compensation of our NEOs, The Company was pleased that the holders of approximately 97% of our outstanding common stock voting on the matter voted in favor of the compensation of our NEOs, as disclosed in the proxy materials for the 2013 Annual Meeting. In addition, at the same Annual Meeting, the holders of approximately 62% of our outstanding common stock voting on the matter voted in favor of holding the stockholder advisory vote every three years. The “Say-on-Pay” advisory vote will take place at our 2016 Annual Meeting. The Company’s next “Say-on-Pay” advisory vote on the compensation of our NEOs will be held at our 2019 Annual Meeting.

In 2015, the Compensation Committee undertook a review of our compensation policies and practices and retained the compensation consulting firm of Barney & Barney LLC to provide compensation information and analysis with respect to the life science and healthcare industry and with respect to our peer companies within the industry. Barney & Barney LLC reviewed information from industry and other sources, surveys and databases, including publicly-available compensation information of other companies with which we compete, to gauge the competitiveness of our compensation programs. Barney & Barney LLC then reported its findings to the Compensation Committee, with recommendations to bring the Company’s executive compensation closer to the 50th percentile of the total compensation of our competitor companies.

The Compensation Committee plans to continue to use a compensation consultant in the future and take into account publicly-available data relating to the compensation practices and policies of other companies within and outside our industry. For 2016 and future years, the Compensation Committee intends to benchmark its executive compensation program to target the 50th percentile of the total compensation programs of our competitor companies.

Elements of Executive Compensation

The compensation program for the Company’s NEOs consists principally of three components:

•	base salary;

•	annual performance bonuses; and

•	long-term compensation in the form of equity-based awards.

Base Salary

Base salary is the only fixed-pay component in our executive compensation program. Base salaries for the NEOs are initially established through arm’s-length negotiation at the time the NEO is hired, taking into account such NEO’s qualifications, experience, prior salary, the scope of his or her responsibilities, and known competitive market compensation paid by other companies for similar positions within the industry. Base salaries are reviewed annually and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, and experience. In making decisions regarding salary increases, the Company may also draw upon the experience of members of the Compensation Committee and the Board of Directors, many of whom sit on the boards of directors of, or have previously advised, numerous companies, including companies in the life sciences industry. The Compensation Committee has not previously applied specific formulas to determine increases. This strategy is consistent with the Company’s intent of offering base salaries that are cost-effective while remaining competitive.

In February 2015, the Compensation Committee reviewed the base salaries of our NEOs, taking into account the considerations described above. As expressed in the following table, the Compensation Committee approved salary increases for Messrs. Traber, Czirr, Shlevin and Callicutt:

Name	2014 Base Salary	2015 Base Salary
Peter G. Traber, M.D.	$485,000	$500,000
James C. Czirr	$240,000	$250,000
Harold H. Shlevin, Ph.D.	$230,000	$250,000
Jack W. Callicutt	$175,000	$240,000

The Compensation Committee will make further adjustments to base salaries of certain of our NEOs for 2016 to move closer to our benchmark (see Compensation Decisions Relating to Fiscal Year 2016 below).

Annual Performance Bonuses

In addition to the payment of base salaries, the Company believes that annual performance bonuses can play an important role in providing appropriate incentives to its NEOs to achieve the Company’s strategic objectives.

Employee Short-Term and Long-Term Incentive Program

In 2013, upon recommendation by the Compensation Committee and approval by the Board of Directors, the Employee Short-Term and Long-Term Incentive Program (the “Program”) was adopted for executives and employees of the Company. The Program is a performance-based program and was adopted in recognition of the importance of aligning executive and employee interests with that of our stockholders. Our Program is designed to reward the efforts of our executives and employees and to be competitive in attracting and retaining them. There are two elements of the Program: (1) a short-term incentive in the form of cash bonuses and (2) a long-term incentive in the form of stock option grants. The cash bonus incentive is targeted to be up to 20% to 40% of the NEO’s base salary as of the end of the applicable year. Half of each NEO’s annual performance bonus is based upon achievement of the Company’s documented performance objectives for the year and the other half is based upon achievement of individual performance objectives set for the year. The Chief Executive Officer may offer input to the Compensation Committee as to whether certain Company performance and individual performance objectives (other than the Chief Executive Officer’s) have been achieved. The Compensation Committee also has the discretion to adjust (upward or downward) individual annual performance bonuses by up to 25%.

For 2015, the Compensation Committee set six Company performance objectives under the Program for 2015 annual performance bonuses to be payable:

(1)	Establish human proof of concept for GR-MD-02 treatment of non-alcoholic steatohepatitis with advanced fibrosis and/or cirrhosis.

(2)	Establish human proof of concept for use of galectin inhibitors in combination with immunotherapy for cancer and moderate to severe advanced plaque psoriasis.

(3)	Establish sustainable program for GR-MD-02 manufacturing and controls.

(4)	Establish appropriate quality assurance and quality control oversight and strengthen regulatory support.

(5)	Strengthen and expand pipeline and indications for galectin blocking drugs.

(6)	Strengthen business practices, financial resources, investor communication and strategic partnerships.

*For more information about GR-MD-02 and our drug development program please see Item 1 of our Annual Report on Form 10-K for the fiscal year ending December 31, 2015.

The 2015 individual performance objectives for each NEO were:

Name	Individual Performance Goals
Peter G. Traber, M.D.	• multiple individual objectives intended to measure contributions toward successful achievement of each Company performance objective.

James C. Czirr	• manage the Board of Directors; and develop and implement financing strategies with management

Harold H. Shlevin, Ph.D.	• multiple individual objectives intended to measure contributions toward successful achievement of each Company performance objective.

Jack W. Callicutt	• maintaining appropriate financial, reporting and risk management reporting and controls; and support financing and investor relations activities.

The following table represents each NEO’s annual performance bonus target opportunity for 2015 (based on base salary as of the end of 2015):

Name	Target %	Maximum %
Peter G. Traber, M.D.	50%	75%
James C. Czirr	35%	60%
Harold H. Shlevin, Ph.D.	30%	55%
Jack W. Callicutt	30%	55%

For the 2015 performance year, the Compensation Committee awarded the NEOs the following annual performance bonuses paid in January 2016 based on its determination that all Company performance objectives and individual performance objectives were achieved and certain objectives were even exceeded. However, despite excellent performance on objectives, in view of the overall poor performance of the share price, the Compensation Committee, acting in its discretion, decided to reduce bonus payments by 20% across the board.

Name	Annual Performance Bonus Amount	Awarded Amount As % of Base Salary
Peter G. Traber, M.D.	$210,000	42.0%
James C. Czirr	$56,875	22.8%
Harold H. Shlevin, Ph.D.	$66,000	26.4%
Jack W. Callicutt	$69,120	28.8%

Annual performance bonuses under the Program are not designed to meet the “performance-based compensation” exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). However, in the past, our NEOs’ compensation has not been high enough to make the Code Section 162(m) limit a critical issue for the Company. Deductibility under Code Section 162(m) is only one consideration in determining executive compensation.

Long-Term Incentive Compensation

The Company believes that by providing its NEOs the opportunity to increase their ownership of Company stock, the interests of its NEOs will be more closely-aligned with the best interests of the Company’s stockholders and it will encourage long-term performance. The stock awards enable the NEOs to participate in the appreciation in the value of the Company’s stock, while personally participating in the risks of business setbacks.

Under the long-term incentive portion of the Program, the NEOs are granted options based upon achievement of the Company performance and individual performance objectives and rank in the Company. All option grants under the Program have been made under the 2009 Incentive Compensation Plan.

On January 20, 2016, the NEOs were awarded the following options based on 2015 performance. 25% of the options vest immediately upon grant and 75% of the options vest on a pro-rata monthly basis over three years. The exercise price of the options is set at the closing price of our stock as of the grant date.

Name	Grant Date	Number of Securities Underlying Options	Exercise Price
Peter G. Traber, M.D.	01/20/2016	134,000	$1.37
Harold H. Shlevin, Ph.D.	01/20/2016	38,000	$1.37
Jack W. Callicutt	01/20/2016	38,000	$1.37

Stock options granted under the 2009 Incentive Compensation Plan meet the “performance-based compensation” exception under Code Section 162(m). However, in the past, our NEOs’ compensation has not been high enough to make the Code Section 162(m) limit a critical issue for the Company. Deductibility under Code Section 162(m) is only one consideration in determining executive compensation.

Material Terms of Employment Contracts of Named Executive Officers

Set forth below are descriptions of the principal terms of the employment agreements for each of our NEOs. Each employment agreement provides for post-termination restrictive covenants and payments due upon termination of employment or change in control of the Company, which is provided in further detail under the section entitled “Potential Payments Upon Termination or Change in Control.”

Peter G. Traber, M.D., Chief Executive Officer and President

On May 26, 2011, we entered into an employment agreement with Dr. Traber for a three-year term beginning March 17, 2011, which shall continue for up to two one-year additional terms unless either party provides at least 6 months’ prior notice that the employment shall not continue. The first successive one-year renewal term of the agreement commenced on March 19, 2014 and the second successive one-year renewal term commenced on March 19, 2015. The agreement provided for an annual salary during the initial year in the amount of $195,000, which was to be adjusted beginning the second year based on industry surveys of executive compensation in comparable companies, but not to be less than $300,000. As part of our annual review of compensation for our executive officers, we increased Dr. Traber’s base salary to $485,000, effective March 1, 2014 and to $500,000, effective March 1, 2015. Dr. Traber is also entitled to participate in incentive, retirement, profit-sharing, life, medical, disability and other plans generally available to our senior executives at our expense.

As contemplated by the agreement, on May 26, 2011, our Board of Directors granted Dr. Traber 125,000 fully-vested options exercisable for 10 years at $7.50 per share. In addition, the agreement (i) accelerated the vesting 100,000 warrants that we granted to Dr. Traber in consideration for his service to the Company as Chief Medical Officer on a consultant basis prior his becoming an executive officer, (ii) amended our prior grant of 833,334 options to include a cashless exercise provision, and (iii) limited the number of vested options under Dr. Traber’s prior grants to a maximum of 833,334 at any one time. The agreement requires us to register the offer and sale of the shares underlying such options and warrants. Dr. Traber also agreed not to sell any securities of the Company until after his obligation to report transactions in our securities has expired.

On May 6, 2016, the Company restated Dr. Traber’s employment agreement for a three year term. Upon expiration of that term, the employment agreement provides that Dr. Traber’s employment with the Company will continue indefinitely for additional one-year terms unless either party provides at least three months’ notice that the employment will not continue beyond the end of the then current term. The restated employment agreement provides for an initial annual salary in the amount of $512,500 effective as of May 6, 2016, which may be adjusted by the Board in subsequent years based on annual industry surveys of executive compensation in comparable companies. In addition to his salary, Dr. Traber is entitled to (i) an annual performance bonus (which, upon achieving target performance, would equal 50% of his base salary for the applicable year), (ii) an annual equity or equity-based grant in a form and amount determined by the Board, (iii) participate in incentive, retirement, profit-sharing, life, medical, disability and other plans generally available to senior executives of the Company, (iv) up to four weeks vacation, (v) $2,000,000 life insurance coverage and long-term disability insurance at the Company’s expense, and (vi) coverage under certain liability insurance policies maintained by the Company.

If his employment is terminated (i) by the Company without Cause (as defined in the Employment Agreement), or (ii) by Dr. Traber for Good Reason (as defined in the Employment Agreement), the Employment Agreement provides that, subject to his execution of a release of claims against the Company, Dr. Traber will receive (A) severance benefits equal to one year of his then current base salary (paid over time, but subject to Dr. Traber’s ability to request a lump-sum payment if such election does not otherwise violate Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)), (B) any bonus for the year prior to termination to the extent not otherwise paid prior to such termination, (C) a prorated bonus for the year of termination, (D) COBRA coverage at a reduced premium (or a cash payment in lieu of such reduced-cost coverage) for the two-year period following termination, (E) immediate vesting of all unvested options held by Dr. Traber at the time of his termination, and (F) an extension of the post-termination exercise period of all of his options until the date such options would have otherwise expired if he remained employed by the Company. Further, the restated employment agreement provides that, in the event Dr. Traber becomes eligible to receive compensation that would be subject to an excise tax pursuant to Code Section 4999, then, to the extent it would leave Dr. Traber in a better net after-tax position, such payments will be reduced to the extent necessary to avoid said excise tax.

James C. Czirr, Executive Chairman

On June 28, 2011, we entered into an employment agreement with James C. Czirr, Executive Chairman of the Company for a three year term beginning June 28, 2011, which may continue for up to two one-year additional terms. The agreement provides for an annual base salary of $185,000 for the first year of the initial term and $240,000 for the second and third years. Mr. Czirr’s employment continued into the first and second one-year renewal term. Effective March 31, 2015, Mr. Czirr’s annual base salary was increased to $250,000. Mr. Czirr is also entitled to (i) participate in incentive, retirement, profit-sharing, life, medical, disability and other plans generally available to senior executives of the Company, (ii) life insurance coverage of $2,000,000 and long-term disability insurance at Company expense, and (iii) business expense reimbursement including up to $4,000 per month, unless otherwise approved, for office expenses.

As contemplated by the agreement, our Board of Directors on June 28, 2011, granted Mr. Czirr 500,000 options of our common stock exercisable at $7.02 per share, which vest in twenty quarterly installments of 25,000 shares beginning 90 days after the grant date, provided Mr. Czirr is employed on the applicable vesting date. We also agreed to register the offer and sale of the shares underlying such options. Mr. Czirr agreed not to loan or pledge securities of the Company until after his obligation to report transactions in our securities has expired, and not to effect short sales of our securities for 5 years after termination of the agreement.

On January 6, 2016, our Board of Directors removed Mr. James C. Czirr from his position as Executive Chairman and terminated his Employment Agreement as a “not for cause termination”. As a result, Mr. Czirr is entitled to receive the severance described below.

Harold H. Shlevin, Ph.D., Chief Operating Officer

We entered into an amended and restated employment agreement with Dr. Shlevin on December 11, 2014. The restated agreement provides for an initial term from December 11, 2014 through December 31, 2015, and automatically renews for additional one-year periods, unless otherwise terminated by either party. In accordance with the terms of the restated Agreement, Dr. Shlevin will receive a base salary of $230,000 per year beginning in 2015 and will receive an annual performance bonus based on attainment of one or more pre-established individual and/or Company performance goals established by the Compensation Committee. Effective March 31, 2015, Dr. Shlevin’s annual base salary was increased to $250,000. Dr. Shlevin’s target performance bonus opportunity in a given year may not be less than 30% of his base salary in such year.

The restated agreement replaces his original agreement that provided for an initial term from October 1, 2012 through December 31, 2014. In accordance with the terms of the original agreement, Dr. Shlevin received an initial base salary of $200,000 per year and was eligible for a performance bonus for 2014 of up to $50,000, based on individual and Company performance. Dr. Shlevin’s original agreement also provided for a one-time signing bonus of $25,000 and a grant of options to purchase 250,000 shares of the Company’s common stock. The exercise price of the options is $2.32, which is equal to the closing price of the Company’s stock price on August 27, 2012, and 50,000 shares vested upon execution of the original agreement, 50,000 shares vested on December 31, 2012, 75,000 shares vested on December 31, 2013, and 75,000 shares vested on December 31, 2014.

On June 15, 2016, the Company entered into a Retention Bonus Letter Agreements with Dr. Shlevin, Ph.D. The Agreement provides that the Company will pay Dr. Shlevin $40,000 if he is still employed by the Company on March 1, 2017 or if he is terminated without “Cause” or resigns for “Good Reason” prior to March 1, 2017.

Jack W. Callicutt, Chief Financial Officer

We entered into an employment agreement with Mr. Callicutt dated July 1, 2013, in conjunction with Mr. Callicutt’s appointment as our Chief Financial Officer. Pursuant to the terms of the agreement, Mr. Callicutt received an initial base salary of $175,000 and is eligible to receive a performance bonus equal to 20% of his base salary. Effective March 31, 2015, Mr. Callicutt’s annual base salary was increased to $240,000. He also received a signing bonus of $10,000. In addition to his cash compensation, the Company awarded Mr. Callicutt a grant of options to purchase 200,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on July 1, 2013, with 25,000 shares vesting on December 31, 2013, 50,000 shares vesting on December 31, 2014, 50,000 shares vesting on December 31, 2015 and 75,000 shares vesting on December 31, 2016. The options were granted pursuant to the 2009 Incentive Compensation Plan and expire ten years after the date of grant.

On June 15, 2016, the Company entered into a Retention Bonus Letter Agreements with Mr. Callicutt. The Agreement provides that the Company will pay Mr. Callicutt $50,000 if he is still employed by the Company on March 1, 2017 or if he is terminated without “Cause” or resigns for “Good Reason” prior to March 1, 2017.

Employee Benefits & Perquisites

From time to time, the Company has provided the NEOs with employee benefits and perquisites that the Board of Directors believes are reasonable. Our NEOs are eligible to participate in the same broad-based employee benefit plans that are offered to our other employees, such as health insurance, disability insurance, life insurance and a 401(k) plan. These benefits are provided as part of the basic conditions of employment for all of our employees, and therefore providing them to our NEOs does not represent a significant incremental cost to us. The Company does not view employee benefits and perquisites as a significant element of its comprehensive compensation structure, but does believe they can be useful in attracting, motivating, and retaining the executive talent for which the Company competes. The Company believes that these additional benefits may assist the NEOs in performing their duties and provide time efficiencies for the NEOs in appropriate circumstances, and the Company may consider providing additional employee benefits and perquisites in the future. All future practices regarding employee benefits and perquisites will be approved and subject to periodic review by the Compensation Committee.

COMPENSATION COMMITTEE REPORT

The following report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933, as amended, or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Gilbert S. Omenn, M.D., Ph.D., Chairman

Gilbert F. Amelio, Ph.D.

Marc Rubin

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation paid to our Named Executive Officers for the fiscal years ended December 31, 2015, 2014 and 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Peter G. Traber, M.D.	2015	500,000	210,000	373,018	54,976	(4)	1,137,994
Chief Executive Officer & President	2014	485,000	213,400	1,512,150	41,502	(5)	2,252,052
	2013	375,000	194,688	—	43,002	(6)	612,690

James C. Czirr	2015	250,000	56,875	169,806	88,019	(7)	564,700
Executive Chairman and Director	2014	240,000	84,000	688,367	75,882	(8)	1,088,249
	2013	240,000	120,025	—	77,189	(9)	437,214

Harold H. Shlevin, Ph.D.,	2015	250,000	66,000	105,781	40,362	(10)	462,143
Chief Operating Officer	2014	230,000	77,625	428,819	35,304	(11)	771,748
	2013	200,000	59,975	—	32,454	(12)	292,429

Jack W. Callicutt,	2015	240,000	69,120	72,377	44,419	(13)	425,916
Chief Financial Officer (3)	2014	175,000	38,500	293,402	38,812	(14)	545,714
	2013	87,500	39,803	709,542	17,074	(15)	853,919

(1)	Bonuses for 2015 were paid in January 2016. Bonuses for 2014 were paid in February 2015, Bonuses for 2013 were paid in January 2014, with the exception of $20,000 for Dr. Shlevin and $10,000 for Mr. Callicutt which were paid in 2013.
(2)	Represents the aggregate grant date fair value of option awards made during 2015, 2014 and 2013 computed in accordance with the Stock Compensation Topic of the FASB ASC, as modified of supplemented. Fair value was calculated using the Black-Scholes options pricing model. For a description of the assumptions used to determine these amounts, see Note 7 of the Notes to the Consolidated Financial Statements in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2015, 2014 and 2013.
(3)	Chief Financial Officer from July 1, 2013.
(4)	Includes $44,376 for health and other insurance and $10,600 for 401(k) plan contributions.
(5)	Includes $31,102 for health and other insurance and $10,400 for 401(k) plan contributions.
(6)	Includes $32,802 for health and other insurance and $10,200 for 401(k) plan contributions.
(7)	Includes $29,419 for health and other insurance, $10,600 for 401(k) plan contributions and $48,000 for office and assistant services.
(8)	Includes $17,482 for health and other insurance, $10,400 for 401(k) plan contributions and $48,000 for office and assistant services.
(9)	Includes $19,550 for health and other insurance, $9,639 for 401(k) plan contributions and $48,000 for office and assistant services.
(10)	Includes $32,297 for health and other insurance and $8,065 for 401(k) plan contributions.
(11)	Includes $27,536 for health and other insurance and $7,768 for 401(k) plan contributions.
(12)	Includes $24,403 for health and other insurance and $8,049 for 401(k) plan contributions.
(13)	Includes $35,002 for health and other insurance and $9,417 for 401(k) plan contributions.
(14)	Includes $31,016 for health and other insurance and $7,796 for 401(k) plan contributions.
(15)	Includes $14,744 for health and other insurance and $2,920 for 401(k) plan contributions.

GRANTS OF PLAN-BASED AWARDS IN 2015

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Peter G. Traber, M.D.	01/29/2015	(1)									134,000	$3.45	$373,018	(2)
	—			$250,000	(3)

James C. Czirr	01/29/2015	(1)									61,000	$3.45	$169,806	(2)
	—			$87,500	(3)

Harold H. Shlevin, Ph.D.	01/29/2015	(1)									38,000	$3.45	$105,781	(2)
	—			$75,000	(3)

Jack W. Callicutt	01/29/2015	(1)									26,000	$3.45	$72,377	(2)
	—			$72,000	(3)

(1)	Grants of stock options under our 2009 Incentive Compensation Plan in accordance with the Program.
(2)	Represents the grant date fair value of option awards based upon the Black Scholes valuation model made in 2015. For a description of the assumptions used to determine these amounts, see footnote 7 to the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
(3)	Represents the target amount for the 2015 annual performance bonus awards in accordance with the Program.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2015

The following table sets forth information regarding all outstanding equity awards held by the NEOs at December 31, 2015. The exercise price of the options is set at the closing price of our stock at the date prior to or as of the date of grant. Outstanding options have been approved by our Compensation Committee and our Board of Directors.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Peter G. Traber, M.D.	583,333	(1)	250,002	(1)		6.96	03/07/2021	—	—	—	—
	83,334	(2)	—			7.56	05/26/2021
	420,000	(3)	—			2.08	05/23/2022
	97,711	(4)	36,289	(4)		13.38	01/21/2024
	64,212	(5)	69,788	(5)		3.45	01/29/2025

James C. Czirr	450,000	(6)	50,000	(6)		7.02	06/28/2021	—	—	—	—
	44,483	(4)	16,517	(4)		13.38	01/21/2024
	29,231	(5)	31,769	(5)		3.45	01/29/2025

Harold H. Shlevin, Ph.D.	150,000	(7)	—			2.32	08/27/2022	—	—	—	—
	27,711	(4)	10,289	(4)		13.38	01/21/2024
	18,212	(5)	19,788	(5)		3.45	01/29/2025

Jack W. Callicutt	125,000	(8)	75,000	(8)		4.41	07/01/2023	—	—	—	—
	18,961	(4)	7,039	(4)		13.38	01/21/2024
	12,462	(5)	13,538	(5)		3.45	01/29/2025

(1)	125,000 options vested on March 7, 2011, the grant date, 104,667 options vest on each of the first and second anniversaries of the grant date, 83,333 options vest on each of the third and fourth anniversaries of the grant date and 166,667 options vest on the fifth anniversary of the grant date. The remaining 166,667 options vest upon the achievement of certain milestones. With respect to options that vest on anniversaries, exercise rights are accelerated upon achievement of certain milestones.
(2)	100% of these options vested on May 26, 2011, the grant date.
(3)	120,000 options vested on May 23, 2012, the grant date, 100,000 vest on each of the first, second and third anniversaries of the grant date.
(4)	25% of the options vested on January 21, 2014, the grant date with the remainder vesting ratably on a monthly basis over a three year period.
(5)	25% of the options vested on January 29, 2015, the grant date, with the remainder vesting ratably on a monthly basis over a three year period.
(6)	Options granted on June 28, 2011 and vest at the rate of 25,000 per quarter for 20 quarters beginning September 28, 2011.
(7)	50,000 options vested on August 27, 2012, the grant date, 50,000 options vested on December 31, 2012, 75,000 vested on December 31, 2013 and 75,000 options vested on December 31, 2014. 100,000 options were exercised in 2013.
(8)	These options were granted on July 1, 2013. 25,000 options vested on December 31, 2013, 50,000 options vested on December 31, 2014, 50,000 vested on December 31, 2015 and 75,000 options vest on December 31, 2016.

OPTION EXERCISES IN 2015

The following table sets forth information regarding all exercises of stock options by the NEOs during the 2015 fiscal year.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Peter G. Traber, M.D.	—	—
James C. Czirr	93,168	$236,667
Harold H. Shlevin, Ph.D.	—	—
Jack W. Callicutt	—	—

Pension Benefits

None of our NEOs are covered by a pension plan or similar benefit plan that provides for payment or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

None of our NEOs are covered by a deferred contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change in Control

This section describes the limited benefits that would be provided to our NEOs under our executive compensation plans upon a change of control of the Company or following termination of employment (provided, in some cases further described below, the termination must be a “separation from service” as defined in Code Section 409A). We also provide a table below showing the potential benefits payable to each of our NEOs upon a change of control of the Company or following termination of employment as of December 31, 2015.

2001 Stock Incentive Plan

Under our 2001 Stock Incentive Plan, upon a change of control, the Compensation Committee has discretion to provide for the acceleration of options held by an executive, which acceleration may be conditioned on the subsequent termination of the executive’s employment with the Company. Options remain exercisable for one year following termination due to the executive’s death or disability or retirement, or for three months after termination for any other reason other than for cause.

Under the 2001 Stock Incentive Plan, change of control is defined as a change in ownership or control of the Company effected through either:

(1)	the acquisition by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with the Company) of beneficial ownership of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board does not recommend such stockholders to accept; or

(2)

during any period of 36 consecutive months or less, there is a change in the composition of the Board of Directors such that a majority of the directors ceases, by reason of one or more proxy contests for the election of directors, to be composed of individuals who either have been directors continuously since the beginning of such period, or have been elected or nominated for election as directors during such period by at least a majority of the continuously serving directors who were still in office at the time such election or nomination.

2009 Incentive Compensation Plan

Under our 2009 Incentive Compensation Plan, the options we have granted will become immediately vested and exercisable upon a change of control. Upon termination of employment for cause, all outstanding options immediately terminate. Options remain exercisable for one year following termination due to the executive’s death or disability or retirement, or for three months after termination for any other reason other than for cause.

Under the 2009 Incentive Compensation Plan, change of control is defined as:

(1)	the acquisition of beneficial ownership of 50% or more of either the value of then outstanding equity securities of the Company or the combined voting power of our securities, except for any acquisition directly from us, any acquisition by us or any person that owns a controlling interest in the Company, or any acquisition by any of our employee benefit plans;

(2)	during any period of three (3) consecutive years, a majority of the Board is no longer comprised of individuals who, as of the beginning of that period, constituted our Board and individuals whose nomination for election was approved by the Board;

(3)	a reorganization, merger, statutory share exchange or consolidation or similar transaction, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company, in each case unless (i) substantially all of the owners, respectively, of our outstanding shares of common stock or the combined voting power of our securities immediately before the transaction beneficially own more than 50% of, respectively, the common stock and the combined voting power of the securities of the resulting corporation, in substantially the same proportions as their ownership immediately prior to the transaction, (ii) no person owns 50% of, respectively, the common stock and the combined voting power of the securities of the resulting corporation, unless such ownership existed prior to the transaction and (iii) at least a majority of the members of the board of directors of the resulting entity were members of the Board of Directors of the Company at the time of the execution of the initial agreement or of the action of the Board providing for such transaction ; or

(4)	approval by the stockholders of a complete liquidation or dissolution of the Company.

“Disability” is defined as a permanent and total disability (within the meaning of Code Section 22(e)), as determined by a medical doctor satisfactory to the Compensation Committee.

“Cause” means the failure by the executive to perform, in a reasonable manner, his or her duties as assigned by the Company, (ii) any violation or breach by the executive of his or her employment, consulting or other similar agreement with the Company, if any, (iii) any violation or breach by the executive of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company, (iv) any act by the executive of dishonesty or bad faith with respect to the Company, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the executive’s work performance, or (vi) the commission by the executive of any act, misdemeanor, or crime reflecting unfavorably upon the executive or the Company.

Employment Agreements

Traber

Dr. Traber’s prior employment agreement provided that he shall receive severance equal to one year of his then base salary paid in installments over a period of twelve months, two years’ medical coverage, and immediate vesting of all unvested warrants and options if his employment is terminated (i) by the Company “without cause,” (ii) by Dr. Traber for “good reason,” or (iii) following a “change in control” (as each term is defined in the Agreement). If Dr. Traber’s employment is terminated “for cause,” as defined in the agreement, subject to “cure rights” in certain instances, he is not entitled to severance.

The agreement provided that during its term Dr. Traber shall not engage in any business competitive with the Company, and thereafter he shall not (i) accept for 12 months business from of our customers or accounts relating to “competing products” or services of the Company, or (ii) render services for 6 months to any “competing organization” (as such terms are defined in the employment agreement). The employment agreement also contains provisions binding on Dr. Traber with respect to (i) protection of our confidential information; (ii) requirements to disclose and assign inventions or other intellectual property to the Company; (iii) non-solicitation of our executives, or persons with whom we have a business relationship such as investors, suppliers and customers; and (iv) advance review and approval of all writings he proposes to publish.

On May 6, 2016, the Company entered into a restated employment agreement with Dr. Traber. Under his restated employment agreement, if his employment is terminated (i) by the Company without Cause (as defined in the Employment Agreement), or (ii) by Dr. Traber for Good Reason (as defined in the Employment Agreement), subject to his execution of a release of claims against the Company, Dr. Traber will receive (A) severance benefits equal to one year of his then current base salary (paid over time, but subject to Dr. Traber’s ability to request a lump-sum payment if such election does not otherwise violate Section 409A of the Internal Revenue Code of 1986, as amend (the “Code”)), (B) any bonus for the year prior to termination to the extent not otherwise paid prior to such termination, (C) a prorated bonus for the year of termination, (D) COBRA coverage at a reduced premium (or a cash payment in lieu of such reduced-cost coverage) for the two-year period following termination, (E) immediate vesting of all unvested options held by Dr. Traber at the time of his termination, and (F) an extension of the post-termination exercise period of all of his options until the date such options would have otherwise expired if he remained employed by the Company.

The restated employment agreement provides that during its term Dr. Traber will not engage in any business competitive with the Company, whether as employee, consultant, agent, principal, officer, director, shareholder or otherwise. Following employment, the restated employment agreement provides that Dr. Traber will not (i) accept business from the Company’s customers or accounts relating to “competing products” or services of the Company for a period of 12 months, or (ii) render services to any “competing organization” (as such quoted terms are defined in the Employment Agreement) for a period of six months. The restated employment agreement also contains provisions binding Dr. Traber with respect to (A) protection of the Company’s confidential information; (B) requirements to disclose and assign inventions or other intellectual property to the Company; (C) non-solicitation of the Company’s executives, or persons with whom the Company has a business relationship such as investors, suppliers and customers; and (D) advance review and approval of all writings he proposes to publish.

Czirr

Mr. Czirr’s employment agreement provides that he shall receive severance equal to one year of his then base salary paid in installments over a period of twelve months, two years’ medical coverage, and immediate vesting of all unvested options if his employment is terminated (i) by the Company “without cause,” (ii) by Mr. Czirr for “good reason,” or (iii) following a “change in control” (as defined in the Agreement). If his employment is terminated “for cause”, subject to “cure rights” in certain instances, he is not entitled to severance. The agreement provides that during its term Mr. Czirr shall not engage in any business competitive with the Company. Following employment, Mr. Czirr shall not (i) accept for 12 months business from our customers or accounts relating to “competing products” or services, or (ii) render services for 6 months to any “competing organization” (as such are defined in the agreement). The agreement also contains provisions binding on Mr. Czirr with respect to (i) protection of our confidential information; (ii) requirements to disclose and assign inventions or other intellectual property to us; (iii) non-solicitation of our executives, or persons with whom we have a business relationship; and (iv) advance review and approval of all writings he proposes to publish. Mr. Czirr’s employment with the Company was terminated in January, 2016, as a “not for cause termination”. As a result, Mr. Czirr is entitled to receive the severance described above.

Shlevin

Dr. Shlevin’s employment agreement provides that he shall receive severance equal to nine months of his then base salary paid in a lump sum, medical coverage for the remaining portion of the term of his agreement and a lump sum payment of a portion of the performance bonus for the then-current year based on the number of days elapsed in the year if his employment is terminated (i) by the Company “without cause,” (ii) by Dr. Shlevin for “good reason,” or (iii) following a “change of control” (as defined in his agreement). If his employment is terminated “for cause”, subject to “cure rights” in certain instances, he is not entitled to severance. If the agreement is terminated within 12 months after a change of control by the Company “without cause,” or by Dr. Shlevin for “good reason,” Dr. Shlevin is entitled to receive severance equal to 24 months’ salary paid in a lump sum, medical coverage for the remaining portion of the term of his agreement and immediate vesting of all unvested options.

The agreement provides that during its term Dr. Shlevin shall not engage in any business competitive with the Company. Following termination of employment, Dr. Shlevin shall not, for 18 months (i) solicit customers or employees of the Company or (ii) render services to any “competing business” (as defined in the agreement). The agreement also contains provisions binding on Dr. Shlevin with respect to protection of our confidential information.

Callicutt

Mr. Callicutt’s employment agreement provides that, if his employment is terminated by the Company “without cause,” or by Mr. Callicutt for “good reason,” (as such terms are defined in his agreement) he shall receive severance equal to: 3 months’ base salary if such termination occurred within 12 months of July 1, 2013 (the “Commencement Date”); 6 months’ base salary if such termination occurred between 12 and 18 months after the Commencement Date; 9 months’ base salary if such termination occurs between 18 months and 24 months after the Commencement Date, plus, in each case, a portion of the performance bonus for the then-current year based on the number of days elapsed in the year. If his employment is terminated “for cause”, subject to “cure rights” in certain instances, he is not entitled to severance. If the agreement is terminated within 12 months after a change of control by the Company “without cause,” or by Mr. Callicutt for “good reason,” Mr. Callicutt shall receive severance equal to 12 months’ base salary, a portion of the performance bonus for the then-current year based on the number of days elapsed in the year and immediate vesting of all unvested options.

The agreement provides that during its term Mr. Callicutt shall not engage in any business competitive with the Company. Following termination of employment, Mr. Callicutt shall not, for 18 months (i) solicit customers or employees of the Company or (ii) render services to any “competing business” (as defined in the agreement). The agreement also contains provisions binding on Mr. Callicutt with respect to protection of our confidential information.

The following table sets forth the potential benefits payable to our NEOs pursuant to the arrangements described above, assuming termination of employment or a change of control had occurred on December 31, 2015.

Benefit/Plan/Program	Peter G. Traber, M.D.	James C. Czirr	Harold H. Shlevin, Ph.D.	Jack W. Callicutt
Options (1)	$—	$—	$—	$—
Employment Agreement Change of Control Severance (2)	$710,000	$306,875	$316,000	$309,120
Employment Agreement Termination Severance (3)	$710,000	$306,875	$316,000	$309,120
Total value upon a change of control (4)	$710,000	$306,875	$316,000	$309,120
Total value upon termination of employment due to death or disability (5)	$0	$0	$0	$0

(1)	Amounts represent the potential value of unvested stock options held by the NEOs under the 2009 Incentive Compensation Plan and the 2001 Stock Incentive Plan that would have vested upon a change of control or upon termination of employment by reason of death or disability on December 31, 2015, based on a price of $1.64 per share, the closing price of our common stock on December 31, 2015.
(2)	Represents the amount of the severance and bonus payments that would have been payable to each participant upon a change of control on December 31, 2015.
(3)	Represents the amount of the severance and bonus payments that would have been payable to each participant upon a termination of employment by the Company without “cause” or by the executive for “good reason”.
(4)	Reflects the sum of (1) the value of accelerated vesting of options; (2) the value of shares of common stock received upon partial vesting of unvested performance shares; and (3) severance and bonus payments that would have been payable to each participant upon a change of control, in each case as of December 31, 2015.
(5)	Reflects the amounts payable under the executive’s employment agreement as a result of termination of employment due to death or disability as of December 31, 2015.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Cherry Bekaert LLP as our independent auditors for the fiscal year ending December 31, 2016. The Board of Directors had selected Cherry Bekaert LLP as the company’s independent accounting firm in August 2015 replacing McGladrey LLP.

We expect that a representative from Cherry Bekaert LLP will be present at the annual meeting, and accordingly, the representatvie will be given the opportunity to make a statement and respond to any questions.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CHERRY BEKAERT LLP, AS GALECTIN THERAPEUTICS’ INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

FEES PAID TO CHERRY BEKAERT LLP

Fiscal Year 2015
Audit Fees (1)	$107,000
Audit-Related Fees (3)	10,000
Tax Fees	13,000
Subtotal	—
All Other Fees	—

Total Fees	$130,000

FEES PAID TO MCGLADREY LLP

Fiscal Year 2014
Audit Fees (2)	$237,750
Audit-Related Fees (3)	34,240
Tax Fees	—
Subtotal	—
All Other Fees	—

Total Fees	$257,990

(1)	Audit Fees. These are fees for professional services for the audit of our annual financial statements dated December 31, 2015 included in our Annual Report on Form 10-K, and review of financial statements included in our Quarterly Reports on Form 10-Q for the quarter ended September 30, 2015. McGladrey LLP performed the reviews of our financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015. Fees paid to McGladrey LLP for the first two quarters of 2015 were $28,000 and are not included in the table.
(2)	Audit Fees. These are fees for professional services for the audit of our annual financial statements dated December 31, 2014 included in our Annual Report on Form 10-K, and review of financial statements included in our Quarterly Reports on Form 10-Q for 2014.
(3)	Audit-Related Fees. These are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including financial disclosures made in our equity finance documentation and registration statements filed with the SEC that incorporate financial statements and the auditors’ report thereon and reviewed with our Audit Committee on financial accounting/reporting standards.

The Audit Committee has considered whether the provision of non-core audit services to Galectin Therapeutics by Cherry Bekaert LLP is compatible with maintaining independence.

Pre-Approval Policy and Procedures

The Audit Committee of our Board of Directors has adopted policies and procedures which set forth the manner in which the Committee will review and approve all services to be provided by the independent auditor before the auditor is retained to provide such services. The policy requires Audit Committee pre-approval of the terms and fees of the annual audit services engagement, as well as any changes in terms and fees resulting from changes in audit scope or other items. The Audit Committee also pre-approves, on an annual basis, other audit services, and audit-related and tax services set forth in the policy, subject to estimated fee levels, on a project basis and aggregate annual basis, which have been pre-approved by the Committee.

All other services performed by the auditor that are not prohibited non-audit services under SEC or other regulatory authority rules must be separately pre-approved by the Audit Committee. Amounts in excess of pre-approved limits for audit services, audit-related services and tax services require separate pre-approval of the Audit Committee.

Our Chief Financial Officer reports quarterly to the Audit Committee on the status of pre-approved services, including projected fees. All of the services reflected in the above table were approved by the Audit Committee.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

GALECTIN THERAPEUTICS INC.	2016 Annual Meeting of Stockholders
December 15, 2016, 1:00 P.M. local time
This Proxy is Solicited On Behalf Of The Board Of Directors

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided

▲ FOLD HERE  •  DO NOT SEPARATE  •  INSERT IN ENVELOPE PROVIDED ▲

PROXY	Please mark your votes like this	☒

1. ELECTION OF DIRECTORS	VOTE FOR ALL NOMINEES	WITHHOLD ALL	VOTE FOR ALL EXCEPT (see instructions below)	3.

A proposal to ratify the appointment of
Cherry Bekaert LLP as the independent
registered public accounting firm to
audit the financial statements for the
2016 fiscal year. The Board of
Directors recommends a vote “FOR”
this proposal.

					FOR ☐	AGAINST ☐	ABSTAIN ☐
The Board of Directors recommends a vote “FOR” the listed nominees.	☐	☐	☐
To withhold authority to vote for any individual nominee, strike a line through that nominee’s name below:
1. Gilbert F. Amelio, Ph.D. 2. Kevin D. Freeman 3. Arthur R. Greenberg	4. John Mauldin 5. Steven Prelack 6. Marc Rubin, M.D.	7. Peter G. Traber, M.D. 8. Gilbert S. Omenn, M.D., Ph.D.		4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting.

2. RESOLVED, that the shareholders approve the overall executive compensation policies and procedures employed by the Company as well as the compensation of the named executive officers, all as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation in this Proxy Statement. The Board of Directors recommends a vote “FOR” this proposal.

	FOR ☐	AGAINST ☐	ABSTAIN ☐	THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED FOR THE PROPOSALS, EACH PROPOSAL WILL BE VOTED “FOR” THE PROPOSAL.
				COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature	Date	, 2016.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the 2016 annual meeting of stockholders of Galectin Therapeutics Inc. to be held at the offices of Dentons LLP, located at 303 Peachtree Street NE, Suite 5300, Atlanta, GA 30308 on December 15, 2016 at 1:00 P.M. EDT.

The Proxy Statement and Annual Report to Stockholders are available at:

http://www.galectintherapeutics.com

To Vote Your Proxy

Mark, sign and date your Proxy Card on the reverse side, and return it in the postage-paid envelope provided.

▲ FOLD HERE  •  DO NOT SEPARATE  •  INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

GALECTIN THERAPEUTICS INC.

The undersigned appoints Peter G. Traber, M.D., Jack W. Callicutt and Harold Shlevin, Ph.D. and each of them, as proxies, each with the power of substitution, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Galectin Therapeutics Inc. held of record by the undersigned at the close of business on October 17, 2016 at the 2016 annual meeting of stockholders to be held at the offices of Dentons LLP, located at 303 Peachtree Street NE, Suite 5300, Atlanta, GA 30308 on December 15, 2016 at 1:00 p.m. (local time) or at any adjournment thereof.

(Continued and to be marked, dated and signed, on the other side)